UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 29, 2002


                    Federal Agricultural Mortgage Corporation
                   -------------------------------------------
            (Exact name of registrant as specified in its charter)


     Federally chartered
     instrumentality of
      the United States                0-17440              52-1578738
 ---------------------------         -----------           ------------
(State or other jurisdiction of      (Commission        (I.R.S. Employer
 incorporation or organization)      File Number)       Identification No.)



    1133 21st Street, N.W., Suite 600, Washington, D.C.           20036
    ---------------------------------------------------          -------
       (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (202) 872-7700


                                   No Change
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits:

                  99    Press release dated April 29, 2002.

Item 9.  Regulation FD Disclosure.

     On April 29, 2002, the Registrant issued a press release to clarify inaccurate information contained in a news article about the Registrant published on April 28, 2002. The press release is filed as Exhibit 99 hereto and incorporated herein by reference.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FEDERAL AGRICULTURAL MORTGAGE CORPORATION



                                    By:   /s/ Jerome G. Oslick
                                       ---------------------------------
                                        Name: Jerome G. Oslick
                                        Title:Vice President - General Counsel




Dated:      April 29, 2002

                                  EXHIBIT INDEX

Exhibit No.                   Description                           Page No.
-----------                   -----------                           --------

99                           Press Release Dated April 29, 2002         5

                                                                   Exhibit 99






FOR IMMEDIATE RELEASE                                       CONTACT
April 29, 2002                                              Jerome Oslick
                                                            202-872-7700


                 Farmer Mac Discredits NY Times "Smear" Article

                 Appears to Have Been Prompted by Short Sellers


     Washington, D.C. -- The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGMA) today responded to an article that appeared on the front page of the Business Section of the April 28, 2002 New York Times. The company noted the numerous inaccuracies contained in the article, expressed its view that the article was prompted by short sellers whom the author could have identified as such, and stated that it expects to refer the matter to the Securities and Exchange Commission for appropriate action.

Article Riddled with Inaccuracies

     Farmer Mac noted that the article contained many inaccuracies, and made the following corrective statements:

     (a) Farmer Mac's health is not "dicey": it had capital of $137 million on March 31, 2002, $21.8 million in excess of current statutory minimum levels currently enforced by its independent federally-chartered regulator, the Farm Credit Administration (FCA) and the company is confident that it will have capital an even-greater excess of "risk-based capital" when those standards go into effect on May 23, 2002;

     (b) the company's General Counsel does not earn $1 million per year; the accurate number is about half of that amount, in line with the recommendations of an independent outside compensation consultant to place him below the 75th percentile level for similar companies;

     (c)  PaineWebber was not being paid $66,000 per month by Farmer Mac in 1988
- the correct number was lower than that during the public offering and $25,000 per month thereafter;

     (d) the insulting story about Mr. Edelman insisting upon participating in the artificial insemination of a cow is patently untrue;

     (e) there was no talk in 1996 that "Washington might pull the plug" on Farmer Mac - based upon its track record of performance, the company asked to have its charter reformed to bring it into conformity with the residential secondary markets, to carry out its Congressional mission more effectively;

     (f) while it is true that Farmer Mac owns approximately $166 million in preferred stock, the article omits to state that these are mission-related assets, issued by Farm Credit institutions (also Government-Sponsored Enterprises) to facilitate their lending activities, and supported by their agricultural mortgage assets;

     (g) Farmer Mac did not "pay itself" guarantee fees - it received those fees out of the income from agricultural mortgage-backed securities it held and classified a portion of that income as guarantee income rather than as interest income, to more accurately present the net interest yield on those assets;

     (h) while it is true that Farmer Mac offers loans to "part-time farmers," that term fairly describes a large percentage of American farmers who derive a significant portion of their income from non-farm activities but, nevertheless, own farms and make a meaningful contribution to the U.S. agricultural economy;

     (i) there is nothing improper about Farmer Mac's guarantee being made available to cover loans on the books of agricultural lenders, as this assumption of credit risk on qualified mortgages is wholly within the company's purpose and does, indeed, increase funds available for agricultural mortgage lending;

     (j) based upon the fact that guarantee commitments received by AgFirst Farm Credit Bank accounted for less than 1.7% of the bank's total loan assets, Director Raines' participation on the Audit Committee was approved by the full Board, as was that of Director DeBriyn, from whose AgStar Farm Credit Association Farmer Mac purchased loans under a long-term standby agreement equal to 0.01% of the association's total loan assets;

     (k) retired Farmer Mac vice-president Thomas R. Clark did not make $5.2 million, or any number close to that, in pre-tax (much less after-tax) gains upon exercising the options he accumulated over 12 years' service to the company and receiving a pension equal to less than two years' pay;

     (l) the company does not end its fiscal year in May, but on December 31st;

     (m) Farmer Mac does not understate the value of options granted to its employees: it relies upon the valuations provided by its independent outside compensation consultant in accordance with industry standards;

     (n) the company's definition of "delinquent loans" has never shifted - the method of calculation has been constant and the definition has been clarified at times, as part of a broader ongoing effort to improve disclosure;

     (o) the article understates Farmer Mac's current reserves by referring to the year-end 2001 level (though the higher $17.2 million level was set forth in its April 18, 2002 earnings release) and omits to state that net reserves are growing at a rate of approximately $1.13 million per quarter;

     (p) the article ignores the loan-to-value ratios on all of the company's seriously delinquent loans, a weighted average of 59% as set forth in its Form 10-K filed on March 27, 2002, which makes the recovery of 73% of the $59.8 million of delinquent loans referred to in the article a very reasonable expectation to beat;

     (q) Farmer Mac has created a thriving secondary market for agricultural mortgages, despite the assertion to the contrary in the article, as witnessed by its current 10.7% guarantee coverage of agricultural mortgages held by conventional lenders, with a 67% increase for the twelve months ended March 31, 2002 compared to the twelve months ending March 31, 2001;

     (r) while the article suggests that the company's assets and liabilities are not matched, they are in fact closely matched, as evidenced by the relative insensitivity of "market value of equity" to interest rate fluctuations, as disclosed in the previously-mentioned Form 10-K; and

     (s) the average holding of Class C common stock held by company directors is not the $816,249 number in the article - actually, the average current value of stock and options held by directors (excluding shares as to which they disclaim beneficial ownership), both vested and non-vested, is approximately $465,000.


Author Taken in by Short Sellers

     Ms. Cowan's statements in the article, and in her conversations and e-mail exchanges with Farmer Mac, suggest to management that her undertaking may have been prompted by short sellers of Farmer Mac Class C common stock. A number of unusual questions asked by Ms. Cowan correlated closely to misconceived queries first raised by suspected short sellers of the stock in a meeting prior to the company's April 18, 2002 press release. That release showed the company to have performed better in the first quarter of 2002 than analysts or investors might have expected, and the stock rose in value in subsequent trading. Those events placed short sellers in a "short squeeze," unable to cover their short positions in a rising stock and on the verge of losing millions of dollars. Under the circumstances, management has reason to believe that they contacted Ms. Cowan, an author with a track record of presumptive "expose" articles, and suggested that she compose one about Farmer Mac based upon their misconceptions about the company. Farmer Mac believes Ms. Cowan breached her professional duty in failing to "know" her sources before writing an article, particularly a financial article that could benefit those sources. As Ms. Cowan wrote the article, the short sellers who were also her sources appear to have increased their short positions. Finally, they appear to have indulged in a crescendo of short sales in the afternoon of April 26, 2002, when Ms. Cowan likely informed them that a negative article about the company would be published in the April 28, 2002 edition of her newspaper.

Matter to be Referred to SEC

     Based upon the foregoing facts, Farmer Mac has determined to refer this matter to the U.S. Securities and Exchange Commission (SEC) for review of possible price manipulation and illegal trading activities by the author of the article and the short sellers.

Forward-Looking Statements

     In addition to historical information, this release includes forward-looking statements reflecting management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. Some of the important factors that could cause Farmer Mac's actual results to differ materially from management's expectations include: (1) uncertainties regarding the rate and direction of the development of the secondary market for agricultural mortgage loans; (2) uncertainties in the agricultural economy resulting from low commodity prices, weak demand for U.S. agricultural products and crop damage from natural disasters; and (3) the possibility of additional statutory or regulatory restrictions applicable to Farmer Mac, such as the imposition of regulatory risk-based capital requirements in excess of the statutory minimum and critical capital levels or restrictions on Farmer Mac's investment authority. These and other factors are discussed in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 27, 2002. The forward-looking statements contained herein represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.

     Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, and to facilitate capital market funding for U.S. Department of Agriculture guaranteed farm program and rural development loans. Farmer Mac's Class C and Class A common stocks are listed on the New York Stock Exchange under the symbols AGM and AGMA, respectively. Additional information about Farmer Mac (as well as the Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

                                     * * * *